UNITED STATES SECURITIES AND
                              EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) May 18, 2011

                               NOVAGEN SOLAR INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-149617
                            (Commission File Number)

                                   98-0471927
                       (IRS Employer Identification No.)

         3044 BLOOR STREET W, SUITE 1440, TORONTO, ONTARIO     M8X 2Y8
             (Address of principal executive offices and Zip Code)

                                  647.628.5375
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01     CHANGES IN CONTROL OF REGISTRANT

On May 18, 2011, 1514768 Alberta Ltd. acquired 15,738,800 shares of the Company's common stock from Fahrinsland Capital LLC at $0.01 per share for total cash consideration of $157,388 paid from the working capital of 1514768 Alberta Ltd. As a result of this transaction, 1514768 Alberta Ltd. owns 36% of the Company's issued and outstanding common stock.

Since the acquisition by 1514768 Alberta Ltd. resulted in a change of control of the Company, we are required to provide disclosure that would be provided on Form 10 (General Form of Registration of Securities). Reference is made to the disclosure set forth in the following documents filed with the Securities and Exchange Commission, which disclosure is incorporated into this Item 5.01 by reference:

(a) Registration Statement on Form S-1, filed on January 12, 2011, and declared effective February 24, 2011;

(b)     Annual Report on Form 10-K, filed March 30, 2011; and

(c)     Quarterly Report on Form 10-Q, filed May 11, 2011.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOVAGEN SOLAR INC.



/s/ Thomas Mills
Thomas Mills, CEO and Director
Date: May 23, 2011